EXHIBIT 11.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement on Form 1-A of Vortex Brands, Co. of our report dated July 27, 2018, relating to our audit of the consolidated financial statements, which appears in the Amendment No. 2 to the Form 1-A of Vortex Brands, Co. for the period ended February 28, 2018.

/s/ Haynie & Company

Haynie & Company

Salt Lake City, Utah

November 29, 2018